Form C

Cover Page

Name of issuer:

CrowdMed, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/31/2012

Physical address of issuer:

767 Bryant Street #205
San Francisco CA 94107

Website of issuer:

https://www.crowdmed.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/17/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$789,678.00	$833,451.00
Cash & Cash Equivalents:	$774,459.00	$827,900.00
Accounts Receivable:	$10,000.00	$0.00
Short-term Debt:	$22,021.00	$38,652.00
Long-term Debt:	$3,195,292.00	$2,430,292.00
Revenues/Sales:	$282,981.00	$124,862.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$2,464.00	$2,372.00
Net Income:	($802,014.00)	($977,491.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

CrowdMed, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Lee Jared Heyman	CEO	CrowdMed	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Lee Jared Heyman	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Lee Jared Heyman	Common 8,800,000	80.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

CrowdMed has 4 health plan pilots in various stages of negotiation and execution, including 3 major US-based plans and 1 international plan. If these pilots are successful, they could lead to multi-million dollar client relationships and access to hundreds of thousands, or even millions, of covered patient lives. However, if these pilots are not successful, the health plans will not likely engage with CrowdMed at-scale.

CrowdMed's current revenue is not sufficient to support its fixed costs. If the company does not grow revenue via health plan partnerships or direct-to-consumer marketing, or from investment capital, it will not be able to maintain operations.

Reliance on Key Personnel. As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to Axel Setyanto or Jared Heyman, the future of the company would be compromised.

Security Vulnerabilities. While the company has passed a thorough third-party IT security audit, it's impossible to rule out all security vulnerabilities. If the company's protected patient information were to be hacked, it could cause repetitional damage to the company and create a legal liability.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: We'll have sufficient time to begin execution of our four current health plan pilots, but may not have the resources to convert them into full-scale engagements

---

If we raise: **$500,000**

Use of Proceeds: We'll have sufficient time and experience to convert some of our current health plan pilots into full-scale engagements, with an estimated $2m in annual revenue per 100,000 covered lives gaining free access to CrowdMed

---

If we raise: **$1,000,000**

Use of Proceeds: We'll be able to launch additional health plan pilots and with time convert them into more full-scale engagements

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $18M valuation cap; 20% discount; 2% interest. See exact security attached as Appendix B, Investor Contracts. The main terms of the Convertible Notes are provided below.

Type of Security: Convertible Promissory Notes (the "Notes").

Purchase Price: Face value.

Interest Rate: Annual simple **interest rate of 2%**, payable at maturity.

Convertibility: *Mandatory Conversion.* Upon the closing of the next preferred stock financing of the Company resulting in gross proceeds (excluding the principal amount and accrued interest under the Notes) of not less than $2.0 million on or before the Maturity Date (a "Qualifying Financing"), all principal and accrued interest under the Notes shall automatically convert into that number of shares of preferred stock issued in the Qualifying Financing (the "Next Equity Securities") equal to the principal amount and accrued interest divided by the lesser of: (a) **80% of the lowest price per share** paid by the investors in the first closing of the Next Equity Securities, and (b) **the price per share implied by a pre-money valuation of $18.0 million** (the "Conversion Cap Price Per Share").

Optional Conversion Upon Non-Qualifying Financing. Upon the closing of any preferred stock financing of the Company on or before the Maturity Date that is not a Qualifying Financing (each a "Non-Qualifying Financing"), upon the election of a majority of the Holders, all principal and accrued interest under the Note shall convert into that number of shares of preferred stock issued in the Non-Qualifying Financing (the "Non-Qualifying Securities") equal to the principal amount and accrued interest divided by the lesser of: (a) 80% of the lowest price per share paid by the investors in the first closing of the Non-Qualifying Securities, and (b) the Conversion Cap Price Per Share.

Term; Prepayment: The Notes shall be due and payable on the earlier of (i) **September 28, 2017** or (ii) the occurrence of an Event of Default (as defined in the Notes) (such earlier date, the "Maturity Date"). All principal and accrued interest under the Notes will be due and payable on the Maturity Date. The Notes may not be prepaid without the consent of the Holder.

Note Purchase Agreement: The Notes will be issued pursuant to a definitive Note Purchase Agreement containing customary covenants and representations and warranties of the Company.

Preferential Repayment upon Acquisition: In the event of a liquidation or change of control of the Company (including any deemed liquidation as provided under the Company's Certificate of Incorporation) prior to the conversion or full repayment of the Note, the Note shall, at the option of the Holder, either (a) the principal amount of the Note plus unpaid accrued interest shall become due and payable at the closing of the event, or (b) be converted into that number of shares of the Company's Common Stock equal to the principal amount and accrued interest divided by the Conversion Cap Price Per Share. The Company shall provide the Note holders with ten (10) days advance notice of the consummation of a liquidation or change of control event.

Event of Default The Note will be in default and all principal and interest shall be due in full upon demand in the event of any of the following (each, an "Event of Default"):
1) Failure to pay interest or principal when due under the Note;
2) Bankruptcy or insolvency proceedings;
3) Any default by the Company under any other material indebtedness and the failure to cure such default within 10 days of the receipt of written notice of the default;
4) A judgment against the Company in excess of $100,000;
5) Any material breach by the Company of the terms of the Note or the representations and warranties under the Note Purchase Agreement and the failure to cure such material breach within 10 days of the receipt of written notice of the breach by a Holder; or
6) The Company shall: (i) liquidate, wind up or dissolve (or suffer any liquidation, wind up or dissolution); (ii) suspend its operations other than in the ordinary course of business; or (iii) become unable to meet its debts as they come due.

Expenses The parties shall each pay their own expenses in connection with the transaction contemplated herein.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights and cannot modify the terms of the Convertible Notes.

The Convertible Note may be amended only upon the written consent of the Company and the holders of a majority of interest. The Company may issue additional Notes to purchasers of Notes in a Closing after the Initial Closing without any consent or approval of any other Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Holder and the holders of all Notes issued pursuant to the Agreement.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	10,000,000	0	Yes	No
Common Stock	20,000,000	11,037,347	No	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	60,000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares of **Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$18 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$18 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock **(including both common stock and Preferred Stock**) that take into account, as applicable, factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note Dated 2/7/2013, $2,400,000, 2% interest rate, matures Sept. 28, 2017

Convertible Note Dated 4/8/2013, $100,000, 2% interest rate, matures Sept. 28, 2017

Convertible Notes Dated Sept. 28, 2015, $800,000, 2% interest rate, matures Sept. 28, 2017

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2015	Section 4(a)(2)	Convertible Note	$800,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

CrowdMed has developed a medical crowdsourcing platform that accurately solves difficult medical cases for patients online, many times less expensively and more quickly than the traditional medical system.

On CrowdMed, a patient with an unresolved medical case answers a comprehensive set of medical questions, uploads relevant diagnostic and imaging test results, and selects a subscription package. Then self-selected members of CrowdMed's community of thousands of Medical Detectives are incentivized to select and collaborate on solving it using chat, discussion, and point allocation features. Meanwhile, a patented prediction market technology accurately identifies the most probable diagnoses and solutions for the patient to share with their physician.

Revenue model

CrowdMed generates revenue in one of two ways:

Charging patients a monthly subscription fee to activate their case on the CrowdMed site. Packages begin at $149/month with a 2 month minimum

Charging employers or health plans a per-case or PMPM (Per Member Per Month) fee to make Crowdmed available to its members. Per-case fees begin at $300 and PMPM's begin at $1.25.

In the 2015 calendar year, 100% of CrowdMed revenue came in the form of patient fees. In 2016, over 90% of revenue came in the form of patient fees, however most of CrowdMed's anticipated growth will come in the form of employer or health plan per-case and PMPM fees.

Patient fee revenue has trended downwards in 2016 as CrowdMed has moved resources away from patient marketing to focus more exclusively on employer and health plan partnerships.

Milestones

We originally founded the company in October 2012 with the same mission as we have today -- to harness the wisdom of crowds to solve difficult medical cases online. We've hit the following key milestones since then:

- *December 2012* - CrowdMed entered the Y Combinator W13 batch
- *April 2013* - CrowdMed launched and $2.4m in capital raised
- September 2014 - 500 patient cases resolved by 7,500+ medical experts
- *July 2015* - 1,000 patient cases resolved by 10,000+ medical experts
- *September 2015* - Additional $800k in capital raised
- *January 2016* - First employer partnership kicked off with Shire pharmaceuticals
- *May 2016* - First health plan partnership kicked off with Blue Cross of Idaho

- *August 2016* - Second health plan partnership kicked off with Australian Unity
- *September 2016* - 1,500 patient cases resolved by 12,000+ medical experts

Trends

- From CrowdMed's launch in April 2013 through the end of 2014, our case volume grew rapidly due to heavy investments in PR, paid search ads, paid social ads, and SEO.
- Starting in early 2015, CrowdMed cut marketing budgets since paid patient cases could not be acquired cost-effectively, and case volume started to slowly decline.
- By 2016, CrowdMed made a strategic shift to focus internal investments exclusively on enterprise partnerships, since our ROI to an at-risk employer or health plan far exceeds the financial benefit to patients
- Currently CrowdMed has a net cash burn of approximately $60-70k per month, as the company invests in product development, marketing, and building enterprise partnerships.
- With validation of our enterprise partnership strategy in the form of several paid pilots from major US health plans and employers, CrowdMed is raising additional capital to expand these pilots into full-scale client relationships and grow our enterprise sales team to generate additional employer and health plan leads
- Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Uncertainties

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- CrowdMed currently has a net cash burn of approximately $60-70k per month, which may increase as the company grows its sales, marketing, and product team
- Future revenue estimates may not prove correct

Liquidity

Our cash and cash equivalents at October 18, 2016, were approximately $475k, held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts providing only a minimal return. We anticipate using our available cash for operations within the next year. We base this estimate on our historical cash flows and anticipted expenses.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for CrowdMed to pursue the objectives described above. The proceeds of this offering and other fundraising efforts will enable the business to continue to pursue its main activities and are necessary to our viability.

Capital Resources

We have financed our operations through September 2016 via issuances of convertible debt and other debt securities and internally generated cash flow.

Historical Results of Operations

Our total revenue was approximately $470k in 2015 and approximately $155k in January through September 2016. We expect for revenue to increase substantially as our pilot enterprise partnerships convert into full scale relationships.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.crowdmed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

CrowdMed Convertible Note

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Lee Jared Heyman

INVEST IN CROWDMED

Crowdsourcing expertise to solve complex medical cases online

“We harness the wisdom of the crowds to help patients find the right path to a cure. Our community of expert Medical Detectives resolve challenging medical cases more quickly, accurately, and inexpensively than the traditional medical system. Patients who come to CrowdMed have wasted years and thousands of dollars bouncing from specialist to specialist, yet are still seeking answers. Now, they can access a community of thousands of medical experts all at once, online for a fraction of the price.



Jared Heyman
CEO, CROWDMED

FOLLOW US FOR UPDATES   SHARE   TWEET



70
investors

$40,805
raised of $200K-$1M goal

$100 min   **INVEST**
Wefunder Portal LLC

Convertible Note

$18M valuation cap | **20%** discount | **2%** interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $18M in the future.

INVESTOR PERKS

$2,500+	Free Standard case submission for 2 months ($300 value)
$5,000+	Free Premium case submission for 2 months ($600 value)
$10,000+	Free Elite case submission for 2 months ($1500 value)

OUR AMBITION

One-third of US families have suffered from a medical issue that remains undiagnosed after consulting 2 or more physicians. But our patients can submit their case to thousands of vetted medical detectives who collaborate to resolve it. Studies show we're more reliable, cheaper, and faster than the traditional medical system alone. We've already launched pilots with 3 major health insurance plans—including one of the country's largest—to bring CrowdMed to millions of patients at no extra charge.

KEY FACTS

- 1/3 of families have suffered from an unresolved medical issue after seeing 2+ physicians
- 20,000+ medical detectives have registered for CrowdMed
- 1500+ medical cases have been resolved on CrowdMed
- 28% reduction in medical costs for CrowdMed patients
- 3 paid pilots with major U.S. health plans

WHY I LIKE CROWDMED

As the partner in charge of the consumer and seed investing practices at NEA, I led the firm's investment in CrowdMed because I was struck by the company's enormous market and the effectiveness with which CrowdMed's highly innovative approach solves one of the biggest problems in healthcare today. From the very start, it has been clear that Jared has the passion, entrepreneurial skill, and domain expertise to bring large-scale crowdsourced medical answers to those who need them most. I'm thrilled by the company's progress over the years, its top-notch team, its tens of thousands of users, and its dramatic patient successes. CrowdMed has built a proven and highly scalable platform — and with the right resources, CrowdMed will continue to improve millions of patients' lives around the world.



Patrick Chung

CO-FOUNDER AND GENERAL PARTNER, XFUND

THE BUZZ ABOUT CROWDMED

All of the 'detectives' who participated were extremely helpful, friendly and conscientious in seeking more info. CrowdMed went beyond what any MD or specialist has done for me, so far.

Lizzette from Monkstown, Canada

Patient

As an expert reviewer, Crowdmed has given me a unique and deeply rewarding opportunity to work directly with patients, helping them better understand their medical condition, find validation and empathy, and move one step closer to a diagnosis or effective treatment.

Yun Rose Li

Medical Detective, MD-PhD Candidate

Bloomberg

How Crowdsourcing Can Help Solve Medical Cases

May 21, 2016

May 21 (Bloomberg) -- CrowdMed CEO Jared Heyman and Bloomberg's Cory Johnson discuss the medical diagnostic site that harnesses the wisdom of crowds. They speak on Bloomberg Television's "Street Smart." (Source: Bloomberg) The Sacramento

USA TODAY

CrowdMed: Would you trust Internet sleuths to diagnose rare disease?

November 30, 2015

SAN FRANCISCO - Before her bike accident, Catherine Tan was a perfectly healthy teenager. But one morning, she fell off her bicycle on the way to school and cracked her head so hard on the pavement that her helmet split in two. In the years that

CBS

San Francisco Entrepreneur Helps Solve Medical Cases Online

November 16, 2015

Jared Heyman is founder and CEO of CrowdMed, where the collective wisdom of 'medical detectives' is used to identify rare medical conditions that otherwise baffle medical professionals. Heyman has been featured on Bloomberg TV, Fox News, CBS,

POPSCI

You Can Now Crowdsource Your Medical Diagnoses, But Should You?

July 6, 2015

In 2003, Carly Heyman fell ill with some bizarre symptoms. She was depressed, gained 50 pounds, would sleep all day but would wake up with a start from horrible nightmares and suicidal thoughts. Her parents took her to doctor after doctor, who

Smithsonian.com

History, Travel, Arts, Science, People, Places | Smithsonian

July 3, 2015

ELLE

Can a Group of Strangers Replace Your Doctor?

June 30, 2015

Before she got sick, Carly Heyman had never failed at anything. Growing up in the Atlanta suburbs as the youngest of three, she was peppy and well adjusted, managing to skip over typical teenage angst.

WALL STREET JOURNAL

Crowdsourcing Medical Cases

June 25, 2015

6/25/2015 12:13AM If you're feeling unwell or you're a doctor stuck on a difficult medical case, two services now connect you to other experts. The WSJ's Deborah Kan introduces us to Figure1 and CrowdMed.

The Economist

The crowd will see you now

May 23, 2015

THAT people scour the pages of the world wide web searching for answers to medical problems is well known. Indeed, doctors label the most diligent seekers of online medical information "cyber-chondriacs".

Chicago Tribune

Can an online 'crowd' diagnose what your doctor can't?

April 30, 2015

Since its launch in April 2013, CrowdMed has claimed success in solving more than 700 of the world's most baffling medical cases, those that defy diagnosis despite multiple medical visits, expensive tests and sometimes years of suffering.

npr

Can Medical Diagnoses Be Crowd-Sourced? For Over 500, The Answer Is 'Yes!'

December 15, 2014

Patients submit medical history and medical records online and then wait for medical detectives from around the globe to weigh in.

TEDMED

A doctor's office that can't be overcrowded

September 27, 2014

Jared Heyman, entrepreneur and founder of CrowdMed, reveals how crowd wisdom can help solve even the most elusive medical mysteries.

WALL STREET JOURNAL

Patrick 'McDreamy' Dempsey Invests in Health Startup CrowdMed

May 20, 2014

A San Francisco health technology startup called CrowdMed has attracted an unusual investor-film and television star Patrick Dempsey, best known for his role as Dr. Derek Shepherd on Grey's Anatomy. The deal marks Mr. Dempsey's first foray into angel

WIRED

Medical web tool lets the crowd diagnose your illness

April 17, 2013

A startup has launched a web tool that uses the collective knowledge of the public to solve rare medical mysteries, turning medicine into a "team sport". US-based CrowdMed, launched at the TedMed conference in Washington DC, is the brainchild of

TC

With $1.1 Million In Funding, YC-Backed CrowdMed Launches To Crowdsource Medical Diagnoses

April 16, 2013

Y Combinator-backed startup CrowdMed hopes to use the wisdom of the crowds to speed up and lower the cost of diagnosing rare medical conditions. By crowdsourcing medical data and applying some patented predictive technology, the company

THE TRADITIONAL MEDICAL SYSTEM DOESN'T ALWAYS WORK

$360 billion are wasted every year on unresolved medical cases.

A patient with uncommon symptoms must go from specialist to specialist—whose diagnoses may differ from one to another—before they can even begin treatment. We are eliminating those unnecessary steps by giving patients access to thousands of experts right from their computer.


"CrowdMed let me leverage information from the world."
- Rip Heminway
Olympia, WA, Patient



1/3 of Families

Suffer from an unresolved medical issue after seeing 2+ physicians



74% of Physicians

Believe their cases were resolved when they actually were *not*



25% of Cases

Eventually cost more than $20k to resolve

WE BRING THE EXPERTS TO THE PATIENTS

Our medical detectives discuss, collaborate, and help diagnose illnesses.

Our 20,000 medical detectives review the patient's symptoms and formulate consensus diagnostic and solution suggestions. The patient can take their final report to their preferred physician and start getting treated as soon as possible. They can spend their time healing instead of searching for answers.



Patients anonymously fill out an online questionnaire or use our concierge service.



Upload medical records, imaging and diagnostic test results.



10-20 Medical Detectives work alongside the case moderator to solve the case.



A final report for the patient to discuss with treating physicians.



How it Works: For Patients



How it Works: For Medical Detectives

HEAR FROM OUR PATIENTS AND DOCTORS

CrowdMed has been proven to resolve more than 60% of cases in a matter of weeks, not years.



"I was frustated every time I visited a specialist.

They'd give me a list of things they thought it might be. But there was never any concrete clarity."

- Rip Heminway, Patient



"CrowdMed fills the need no doctor can fill.

People who submit to CrowdMed are at the rope's end and really need to have research done opposed to going to specialist to specialist to specialist."

- Dianna Cleaveland, Patient



"What [CrowdMed] is doing is unprecedented.

By utilizing CrowdMed, one accesses not one physician, but hundreds if not thousands of physicians from all backgrounds."

- Dr. Daniel Aur, Medical Detective

WE'VE RESOLVED OVER 1500 MEDICAL CASES SO FAR

Our pilot programs with health plans will also expose us to millions of more patients.

We currently have a community of 20,000 registered medical detectives. We've reach a point where we're ready to scale our services with health plans and engage more of our medical detective community. Health plans will cover our services for their millions of patients in need.


1800
1500
1200
900
600
300
0
Total Cases Resolved to Date: 1595
2013
2014
2015
2016
Number of Total Cases Resolved

75% of confirmed diagnosis came from CrowdMed	**20,000+** registered medical detectives so far	**5x** patients prefer CrowdMed than traditional process

OUR JOURNEY SO FAR

We've been organically growing technology and our community. Now, we're ready to pivot from B2C model to focus on insurance providers.



December 2013

Y Combinator Winter'13

CrowdMed is accepted into the #1 startup accelerator in the world.

April 2014



CrowdMed launches. $2.4M raised.

CrowdMed raises $2.4 million from top-tier investors NEA, Khosla Ventures, Andreesen Horowitz, and Greylock.

September 2014

500 Patient Cases Resolved by 7,500+ Medical Experts

July 2015

1,000 Patient Cases Resolved By 10,000+ Medical Experts

January 2016

JMIR Publications
The Leading eHealth Publisher

Reviewed by JMIR Publications

Peer-reviewed academic published in the JMIR validating CrowdMed's 60% success rate and other clinical results.

March 2016

CrowdMed Wins First Pilot Project for a Major US Health Plan

Our first pilot with a us health plan exposes us to hundreds of thousands of patients and sets precedent for future partnerships.

June 2016

Second Peer-Reviewed Academic Paper

Paper validates CrowdMed's 28% medical cost reduction and other economic results.

Winter 2016

Four to Five Pilots Will Be Underway with U.S. Health Plans.

Spring 2017

First Full Scale Health Plan Partnership Will Be Underway. Total Population: 400,000 - 500,000 Covered Lives.


TEDMED

TOGETHER, WE CAN SAVE LIVES

I was inspired to start CrowdMed after watching my little sister suffer for three miserable years with undiagnosed medical condition. As she bounced from doctor to doctor, I witnessed how ill-equipped our medical system is to help people with complex illnesses, thanks to a perfect storm of over-specialization, lack of care coordination, redundant testing, over-medication, misaligned incentives, and more.

Since launching our site in 2013, I've read thousands of CrowdMed patient stories eerily similar to my sister's, and was shocked to learn than 1 out of 3 American families have experienced an unresolved medical issue after seeing multiple physicians. This is why CrowdMed must exist.

The problem is that outside of a few expensive interdisciplinary hospitals, medicine remains an individual sport. CrowdMed is making it a team sport, harnessing the collective intelligence of a global medical community rather than requiring a patient to see one doctor at a time. After resolving 1,500+ real-world medical mysteries to date with dramatic, validated improvements in cost, time, and clinical outcomes, we've proven that our approach works much better.

While our company is proud to be backed by some of the top venture capital firms in Silicon Valley, we decided to raise this financing round the same way that we solve patient cases -- by crowdsourcing! This way anyone who supports CrowdMed's mission and believes in our business model can own a piece of our success, and nothing pleases us more.



Jared Heyman
Founder & CEO

SHOW LESS

FOUNDER



Jared Heyman

CEO

Jared is a 15-year Internet tech veteran whose previous company, Infosurv, is still an active multi-million dollar success. A travel junkie, has visited over 50 countries.

AND THE REST OF THE TEAM



Tricia Ismail
Communications Director



Mark Belongie
VP Strategic Alliance



Jessica Greenwalt
Advisor



Greg Swayne
Advisor



Greg Denari
Advisor

RAISED $3,340,805 FROM 8+ INVESTORS

$2,400,000	$100,000	$800,000
February 2013	April 2013	September 2015
CONVERTIBLE NOTE	CONVERTIBLE NOTE	CONVERTIBLE NOTE

ANDREESSEN HOROWITZ

Andreessen Horowitz
A Silicon Valley-based venture capital firm. Software is eating the world.

khosla ventures

Khosla Ventures
Khosla Ventures is a venture assistance firm run by people who listen to, analyze and advise entrepreneurs.

Y

Y Combinator
Y Combinator created a new model for funding early stage startups.

SVAngel

Sv Angel
A San Francisco-based angel firm. We help startups with business development, financing, M&A and other strategic advice.

Knight Foundation
Knight Foundation supports transformational ideas that promote quality journalism, advance media innovation, engage communities and foster the arts.

Emerson Collective
We focus our work on improving education, championing common sense immigration reform, and fostering innovative solutions to social issues.

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is CrowdMed?

CrowdMed is a website for harnessing the medical wisdom of crowds online. The media has called us a crowdsourced Doctor House. If a patient has a medical condition that is difficult to diagnose or difficult to resolve, they post their case on our site. We then have a community of thousands of medical experts—medical detectives—from all over the world who collaborate on our platform to solve the patient's case.

Can you tell us how does the platform work from the patient's perspective?

Patients register for an account on Crowdmed.com which only takes a couple minutes. They then complete our patient questionnaire where we ask them questions about their symptoms, their medical history, what medications they're taking, and all the details we need to understand their medical condition, in order to collect all the clues that our medical detectives might need. The patient can also upload medical records, their diagnostic test results, any other types of medical information that might be useful. All of this is done completely anonymously.

Once the patient has submitted their information, they then select one of our three service packages. The service packages vary in terms of which types of medical detectives may participate in the case, and also what level of cash reward is associated with their case. That cash reward, of course, helps attract our best and brightest detectives.

From there, the medical detectives may ask questions via chat, may ask for additional test results, or any type of detail on the patient's symptoms, they may ask the patient if certain diagnoses or treatments have been already attempted. They are trying to understand a patient's case and gather all information they might need. The patient will also start receiving diagnostic and solution suggestions from our community. They could even watch as the community debates why they think a certain diagnosis or solution is likely correct. All this happens with full transparency in front of the patient. At the end of the process when the patient feels they've had enough information, they take their case down, which is when their subscription fees stop accruing. They get a PDF format that summarizes all of the findings of their CrowdMed case which they have been instructed to share with their treating physician.

What kind of patients come to you?

Our patients come with a wide variety of different types of ailments. The one thing that all of our patients have in common is they've all seen at least a couple of physicians, yet they're still seeking answers. They don't have a diagnosis they think is the correct cause, so they don't have the correct treatment plan. While we do accept cases from a wide variety of different types, the two most common categories we see are either autoimmune or neurological. The reason for that is probably because these conditions are often very difficult to diagnose.

How do patients find you?

We're getting so much organic traffic that we're not actually spending any money right on marketing. We get tens of thousands of organic website visitors every month. The way these patients find us, first of all, is by searching online. If you go to Google right now and type in "difficult medical case" we're the first result. Even if you type in something as broad as "online medical diagnosis" we're in the first few results.

The second way is through media. CrowdMed has enjoyed a lot of press since every since our very early days, and we have been featured on dozens of TV programs, just about every print publication you can think of, radio programs, NPR, you name it.
The third way which is equally important is through word of mouth. They hear about us through other patients and sometimes even their physician.

How does the platform work from the medical detective's perspective?

A detective signs up for an account, free of charge. We ask them a few questions about their medical background, and check their license number and medical credentials. Once we've verified their credentials, they get additional influence and privileges on our site. If they're not a licensed medical professional, they can still sign up for the site, but they have more limited privileges. For example, anything they say has to be individually approved by the case moderator, who's always a licensed physician, before the patient even sees it.

At any given point in time, we typically have 100 or 200 active cases on the site, which medical detectives can browse through. We've created tools to make it easy for the detectives to find the cases that match their unique expertise. For example, if you're a neurologist, you search for only neurological cases.

Once you have found a case that interests you, you can view the full case history. You see all of the information submitted by the patient, including their responses to our patient questionnaire, and any medical details or information that they've uploaded. You can see the history of that case, all the questions that have been asked to the patient by other detectives and how the patient has answered them. You can see all the discussion threads around particular diagnostic or solution suggestions. Then, you can start participating in the case right away. You can ask real questions to the patient. You can start participating in the discussion threads. You can make new diagnostic or solution suggestions to supplement those that have already been formally made in that case.

Finally, you can allocate points to what you think is the most probably correct diagnostic or solution idea. You can win points and cash by making smart allocations.

Finally, once the case has closed on our site, within 30 days the patient comes back and tells us what was the best answer they received, and how was their experience, and who was the most helpful detectives. The detectives receive that feedback. They also learn how much points and cash they won in that case based on their performance.

What are the motivations of a medical detective?

It's really a mix between financial and non-financial incentives. On the financial side, our top detectives make tens of thousands of dollars solving cases on our site. There is substantial money to be made by a high performing detective, based on performance. None of our incentives or cash rewards are based on participation -- it's all based on performance. The average cash reward on a given CrowdMed case is about $400. That money goes to the detective or detectives who performed best on that case.

When we survey the detectives they often say financial incentives are not their top motivation. They mention things like intellectual challenge and how CrowdMed provides interesting cases not often seen in clinical practice. Medical detectives also mention the learning aspect, how they really get to learn from their peers across different specialties and different geographies. They also mention altruism. They say that CrowdMed allows them to help patients very directly and without the headaches of clinical practice, worrying about liability, and dealing with insurance companies.

We've found engagement among the detectives to be pretty high if they're good. We've created an almost tournament structure, where anybody can sign up, but only the strongest survive. Our average detective participates in 50 or more cases over the course of their time on the site.

What does the market look like for you? ^

We did a survey of n=400 American households to understand how many patients need our service—and the results seemed surprisingly high, even to us. What we found is that one out of three households in the U.S. has a family member who had an unresolved medical condition even after seeing two or more physicians. That's how we define our target population: anyone with an unresolved medical condition after seeing two or more physicians.

We also found that half these families say that the condition remains unresolved to date, which means that roughly one out of six families should have an immediate need for what we do. We're, therefore, estimate that if there are about 2.5 people per household, conservatively maybe 6% or so of the general population currently has an unresolved medical condition after seeing multiple physicians. We're also estimating that if we work with a health plan in any given year, we would actually engage maybe about 30% of that, so we're estimating about a 2% overall adoption rate with any given population, any given year.

Why would health plans want to partner with CrowdMed? ^

Our patients have a 5x preference for CrowdMed over the traditional medical system, which is not surprising given that it's so much more efficient for them and we have a high success rate. That's something that also interests health plans. Not only do they want to reduce their costs, but they care about having a differentiated offering in a highly competitive environment, and frankly, a highly commoditized market. The health plans primarily view us as an ROI mechanism but they also care about the fact that we can improve the engagement of their members, and perhaps improve member loyalty.

How fast are you growing? How are you measuring growth? ^

We've had over 20,000 medical detectives register on our site. We've had over 17,000 patients register on our site. We've had over half a million unique visitors to the site. We've had, to date, over 7,000 cases that have been submitted on CrowdMed. Of those, we've had about 1,700 that have been activated on the site, and eventually resolved on the site with about a 60% success rate, which is very high given the degree of difficulty of these cases and the fact that our average patient has already seen more than half a dozen physicians.

What's been your largest challenge so far? ^

In terms of barriers to growth, our biggest barrier is our pricing. It's not inexpensive to submit a CrowdMed case. Patients pay about $500 or $600 on average, which you could look at as a small amount given the importance of one's health. But $500 or $600 is a lot to pay out of pocket for something that your health insurance won't reimburse for. Our price point, and the fact that it's an out of pocket expense, really has been a barrier to growth. We can't really reduce that price because we need to have enough financial incentives built into our pricing to motivate our detectives. A big portion of what patients pay us is passed along to detectives as their cash reward.

How will you overcome that price barrier challenge? ^

Our plan to overcome that barrier is to partner with health plans, and make CrowdMed something health plan cover instead of having the patient pay for it out of pocket, which would then change from something costing several hundred dollars to something that's free for them. We have much higher conversion rates when a patient doesn't have to pay.

It's also good for the health plan; we found that for every $1 paid for a CrowdMed case, that patient's overall medical costs go down by about $4 in the first year. It's a substantial ROI for a health plan sponsoring a CrowdMed case. It's a real win-win scenario. Health plans will end up paying similar to what our patients pay today, $500 to $1,000 per case, which for them, is less costly than one MRI.

How would the relationship between CrowdMed and health plans benefit each other? ^

Many health plans have hundreds of thousands to millions of members. That's a great population for CrowdMed to be able to tap into.

There's an academic paper that was published this year in the Journal of Medical Internet Research, the JMIR. This paper was written by some academic researchers at the NYU School of Medicine, who analyzed actual medical claims for CrowdMed patients submitted to their health plan.

They looked at what patients cost their health plan the 12 months prior to CrowdMed versus through 3 to 12 months post CrowdMed, and they found we reduced the patient's' costs by about 30% on average, which equates to about 4x ROI in the first year. They also found our patients had been sick for many years and seen many physicians, and if we could intervene earlier in their diagnostic odyssey, we can increase that ROI from 4x to probably much more. That's our big value to health plans, to start mining their claims data and really pinpoint those patients who are likely to need CrowdMed before they've gone too far down that path.

What are the next steps for CrowdMed to grow?

We've decided to shift our business model from a B2C to a B2B model because the willingness-to-pay issue we found amongst patients was proving a tough bottleneck.

So we started reaching out to health plans earlier this year. I'm pleased to say we've had a very warm reception. When we talked to the chief medical officer of a health plan, they say, "Yes. This is a known problem for us. We realize that we have this small subset of patients that are driving up a lot of costs for us, but we realize there hasn't been a solution for these patients other than bouncing from doctor to doctor." It's an expensive problem, and one that health plans know know about and are eager to solve. There's really no other solution out there.

What's your progress been with health plans?

We've already had three health plans agree to a paid CrowdMed pilot. These are major health plans, among them is one of the top 10 largest health plans in the country, another is a large Blue Cross Blue Shield plan. Collectively the Blue Cross Blue Shield family of plans insures about one out of three Americans, so the growth potential with them is enormous. We even have one of the largest health plans in Australia doing a pilot with us.

If those pilots go well, we can eventually gain access to all of their members. All of these health plans have over a half million members. The largest health plan we're working with has over 6 million members. We're estimating about $2 million in revenue per year per 100,000 covered patient lives within their population.

What are your risks and disadvantages?

We know there's a need out there. We know CrowdMed provides value. We know that health plans are interested. The biggest hurdle we have to overcome is execution. Can we hire the right salespeople to go from 3 pilots to 10 or 20 pilots? Will those pilots convert into full-scale engagements? There's every reason to think they should, but it takes time. We'll have to also make sure that these pilots go as well as they should and mirror our historical success rates.

One huge disadvantage in working with health plans is they're slow moving. Health plans are very bureaucratic organizations. For us, it's just a matter of an 18-month sales cycle to actually get a health plan working with us at scale. We have to be ready to weather that storm. This is why we want to raise money right now so we've got the resources to make it to the other end of that process.

How will your model evolve as you scale?

We've always had a surplus of medical detectives relative to patient demand. Because patient demand is constrained by this willingness-to-pay issue, and because detectives genuinely enjoy solving cases on our site and find our incentive structure quite motivating, we haven't had a shortage of medical detectives in years. We could handle a several times increase in our patient volume without adding a single new detective.

That being said, if these pilots convert into full scale engagements, then we would have a detective shortage. To combat that, we've already figured out the best scalable channels for us to recruit more detectives. What works well for us are Facebook and Google ads. We have done some testing in the past to find that we can scalably recruit detectives for a cost of about $100 per detective. If we had to rely solely on say, active practicing physicians, recruiting costs might be a lot higher. Because we have such a diverse audience and because we can work with everything from physicians, to med students, to nurses, to alternative medical providers, that actually reduces our recruitment cost per detective quite dramatically.

How do you make money? How is that distributed to medical detectives?

For every dollar paid to us by a patient, CrowdMed ends up receiving more than half as gross margin. One advantage of our business model is we're essentially a SaaS company. We're providing a software product and our detectives are doing all the work. From our perspective as a company, the process is 100% automated from when a patient first visits our site all the way until they get their final report. In fact, if we had 10 times as many cases tomorrow, it would barely increase our workload at all. It's fairly high margin and highly scalable business model.

Our biggest cost is the cash that we pass along to the detectives as their incentive. However because detectives only get paid on our site based on performance, if the patient says that none of the detectives were helpful and none of their diagnostic solutions worked, the detectives don't get paid anything at all.

Tell us about the team.

The founding team is me, Axel Setyanto who's our lead developer, and Jessica Greenwalt who is our lead designer. Jessica is actually not full-time with the company right now, but she's still a co-founder and still helps us out.

That was our core founding team, which was fantastic for building a product, getting it to market. After launch, we've hired more people on the marketing side, the partnership side, and also on the UX side. There's now over half a dozen of us at the company, including customer support, and a medical advisor. We've got all the rights seats filled right now. After our series A round, I would like to expand our sales team and strategic partnerships so that we can scale that part of the business further.

ASK A QUESTION

Type your question here...

ASK QUESTION

James Nguyen Nov 1

This is a cool idea! Everyone will get a Dr House! (a) What stage are you at with negotiating with insurance companies? How certain are you that they will take you on? Do you have inside relationships with people who can help you convince insurance companies to try you out? I've heard that insurers are slow moving beasts that take a long time to make decisions due to politics etc even though CrowdMed might be a great idea. The merger issues with Aetna/Humana would probably slow down their desire to spend more money (b) Are there legal issues with providing medical diagnosis via online or otherwise via CrowdMed? (c) what is your cash burn / runway? (d) Do detectives get paid more depending on the case and depending on whether a patient pays more? How do you ensure the correct detectives review the correct cases? Do they get notified? Thank you and I might have more questions later!



Jared Heyman CEO FO[illegible] Nov 4

These are a lot of questions! Please excuse the brevity of my responses: a) We have 4 health plan pilots in various stages of execution, all were sold at the Chief Medical Officer level. Yes, they're very conservative and slow moving beasts, which makes these wins more exciting. b) We've been through multiple legal reviews and are confident that we're operating well within legal and regulatory guidelines. c) With current estimated burn and cash we have about a year's runway. d) To understand how it works for detectives, please visit the Medical Detectives section at *https://www.crowdmed.com/faqs*

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James Nguyen edited Nov 2

(A) What does it mean that insurers have "agreed" to a paid pilot? Does it mean they have agreed verbally, have you already fully executed contracts, and/or have they already given you a population for the pilot? (B) How many months / years did it take from start of negotiations with the insurers to their "agreement" to the paid pilots? (C) I am worried about the red tape to get you guys started. What is your sense of this with the insurers you are working with? (D) Is it correct that you make $20 per year per patient in a population (based on your $2M per 100K patients)? (D) What are the milestones that the big VCs have given you before they will re-invest? (E) In March 2016, you have a pilot with a major insurer--who is it? What are prospects that they will sign you on permanently? Any contracts signed? (F) do you think the advent of AI will eliminate the need for this service? Have you thought about how AI might be integrated with your service in the future? (G) How defensible is your idea? Why can't a large insurer with contracts with many doctors already and a large population be able to quickly write your software? It is only after all SaaS software. Thanks for patiently considering my questions! I really like the idea and I think it is also doing good for society!



Jared Heyman CEO FO[illegible] Nov 4

a) Our pilots are in various stages of execution. One had a kick-off meeting with the plan's senior executive committee, two more are sending us claims data now, and another plan has members with active CrowdMed cases. b) Pilot sales cycles vary, typically 6-12 months. c) Red tape is a valid concern, but having CEO and/or CMO level support has helped us. d) That's our estimate for a health plan with a full scale contract, but we haven't yet arrived at that stage with any plans. d) These vary, but generally revolve around further traction with health plans. e) We're not yet releasing names publicly and I can't estimate odds of them signing full scale contracts, but we're optimistic. f) We
view AI as more of a compliment to CrowdMed than a threat. g) It took us 3 years and millions of dollars to build our core technology, which is protected by multiple approved US patents.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO CROWDMED

1. CrowdMed has 4 health plan pilots in various stages of negotiation and execution, including 3 major US-based plans and 1 international plan. If these pilots are successful, they could lead to multi-million dollar client relationships and access to hundreds of thousands, or even millions, of covered patient lives. However, if these pilots are not successful, the health plans will not likely engage with CrowdMed at-scale.

2. CrowdMed's current revenue is not sufficient to support its fixed costs. If the company does not grow revenue via health plan partnerships or direct-to-consumer marketing, or from investment capital, it will not be able to maintain operations.

3. Reliance on Key Personnel. As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to Axel Setyanto or Jared Heyman, the future of the company would be compromised.

4. Security Vulnerabilities. While the company has passed a thorough third-party IT security audit, it's impossible to rule out all security vulnerabilities. If the company's protected patient information were to be hacked, it could cause repetitional damage to the company and create a legal liability.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

CrowdMed is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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Jared Heyman

Founder of CrowdMed

San Francisco, California | Health, Wellness and Fitness

Current	CrowdMed, Infosurv
Previous	Infosurv, Bain & Company
Education	The University of Texas at Austin - The Red McCombs School of Business

Background

Summary

Jared Heyman is the Founder & CEO of CrowdMed (www.crowdmed.com), a digital health startup harnessing 'the wisdom of crowds' to solve the world's most difficult medical cases online. The company is backed by top-tier Silicon Valley venture capital firms NEA, Khosla Ventures, Andreessen-Horowitz, Greylock Partners, SV Angel & Y Combinator, non-profits including the Knight Foundation and Emerson Collective (Laurene Powell Jobs), and angel investors including Sam Altman, Anne Wojcicki, Patrick Dempsey, Elad Gil, and Ben Ling. Over $3M in capital raised to date.

Heyman has spent the past 15 years as an Internet technology entrepreneur. He founded his first company in college, the online survey firm Infosurv (www.infosurv.com), which he bootstrapped from zero to over $20M in cumulative revenue. He also founded the Infosurv spin-out Intengo (www.gointengo.com) a leading-edge prediction market technology for market research.

He has been featured on Bloomberg TV, Fox News, USA Today, CBS News, NBC News, the Wall Street Journal, The Economist, Forbes, CNN Online, the Chicago Tribune, Entrepreneur magazine, TechCrunch, BusinessWeek, VentureBeat, Wired, Fast Company, NPR, MedCrunch, New Scientist magazine, and hundreds more. He was also featured on the cover of Inc. magazine in November 2011 and gave a TEDMED talk in September 2014. He has spoken at several major healthcare and technology events, including the Rock Health Innovation Summit, Personalized Medicine World Conference, Exponential Medicine, and CA World.

Heyman was formerly a consultant at Bain & Company and graduated Magna Cum Laude from the University of Texas at Austin with majors in Business Honors and Marketing. He is the lead inventor on multiple US patents related to prediction market technology.


rewrITE™
CROWDMED

How CrowdMed Solves Tough Medical Cases


CrowdMed
Patient Costs
$50 Deposit
Standard ($299)
Includes:
$200 medical detective compensation offer
60 day case duration
8-15 medical detectives
Premium ($499)
Includes:
$300 medical detective compensation offer
90 day case duration
15-30 medical detectives

Crowdsourcing Cures With Medical Detectives



CrowdMed finds diagnoses…


TEDMED

A doctor's office that can't b…



CrowdMed // Health Innova…

Experience

Founder & CEO
CrowdMed
October 2012 – Present (4 years 1 month) | San Francisco Bay Area

CrowdMed is harnessing "the wisdom of crowds" to solve difficult medical cases online, many times less expensively and more quickly than the traditional medical system.

On CrowdMed, a patient with an unsolved medical mystery posts their case by answering a comprehensive set of medical questions, uploading relevant diagnostic and imaging test results, and selecting a subscription package. Then CrowdMed's community of thousands of Medical Detectives may select and collaborate on solving it using chat, discussion, and point allocation features, while a patented prediction market technology accurately identifies the most probable diagnoses and solutions.

Using this innovative crowdsourcing methodology, CrowdMed has resolved over 1,000 real-world medical cases to date, with an over 60% success rate, for patients who on average had been sick for 7 years, seen 8 doctors, and incurred over $70,000 in medical expenses before submitting their case. The average case resolution time is 2-3 months and the cost is <$500 per case. CrowdMed's clinical results have been published in major peer-reviewed medical journals, and presented at prestigious healthcare events including the Personalized Medicine World Conference, Health Innovation Summit, Exponential Medicine, and TEDMED. The company is now partnering with health plans, provider systems, and self-insured employers, who enjoy an average 8x ROI on CrowdMed fees in the first year alone.

The company has raised over $3M in venture capital to date from several top-tier Silicon Valley venture funds, including NEA, Khosla Ventures, Andreessen Horowitz, Greylock Partners, SV Angel, and Y Combinator.

Chairman
Infosurv
July 2010 – Present (6 years 4 months) | Greater Atlanta Area

Promoted senior leadership team to take over day-to-day operations of company. Now provides strategic advice and guidance.

Founder & CEO
Infosurv
September 2001 – July 2010 (8 years 11 months) | Greater Atlanta Area

Online research firm specializing in prediction markets, employee, customer, and market research surveys. Founded company in college and bootstrapped from zero to ~$20M in cumulative revenue. Hired dozens of talented employees. Invented and patented the Intengo prediction market platform, which was later spun out into a separate organization.

Associate Consultant
Bain & Company
May 2000 – July 2001 (1 year 3 months) | Dallas/Fort Worth Area

Languages

Spanish

Portuguese

Skills

Top Skills

- 62 Start-ups
- 49 Strategy
- 45 Entrepreneurship
- 36 Market Research
- 30 Customer Insight
- 24 Marketing Research
- 19 Leadership
- 19 Venture Capital
- 16 Business Strategy
- 14 Quantitative Research

Jared also knows about...

- 13 Survey Design
- 11 Marketing Strategy
- 11 Analytics
- 7 Healthcare
- 6 Customer Surveys
- 6 Business Development
- 5 Prediction Markets
- 5 Market Analysis
- 5 Consumer Behaviour
- 4 Competitive Intelligence
- 4 Brand Equity
- 3 Employee Surveys
- 3 Competitive Analysis
- 3 Product Management
- 3 Angel Investing

See 5+ >

Education

The University of Texas at Austin - The Red McCombs School of Business

BBA, Business Honors/Marketing, Magna cum laude

1996 – 2000

Activities and Societies: Business Honors Society, BBA Today Newsletter (Editor), Pi Lambda Phi fraternity

Additional Info

- **Interests**

Sailing, new technology, private aviation, travel, snowboarding, outdoor adventure sports

Organizations

Additional Organizations

Y Combinator (YC), Entrepreneur's Organization (EO), Council of American Survey Research Organizations (CASRO), American Marketing Association (AMA), Market Research Association (MRA), Atlanta High Tech CEO Council

Honors & Awards

Additional Honors & Awards

GUEST LECTURER

- Emory University
- University of Georgia
- Georgia Institute of Technology
- Singularity University

Patents

Method and apparatus for on-line prediction of product concept success

United States 8,285,632

Issued November 16, 2009

A method, network entity and computer program product are provided for conducting a prediction market to test product concepts. In particular, an interface may be provided from which a user may select one or more markets in which the user would like to participate in a prediction market. Information associated with each of a group of product concepts falling within one of the selected markets,... **more**

Method for On-line Prediction of Medical Diagnosis

United States 8,949,136

Issued October 5, 2012

In a method of generating a diagnosis of a medical condition, a list of symptoms is received at a server from a patient computer. The list of symptoms is presented to a plurality of participants. A list of diagnoses corresponding to the list of symptoms is presented to the plurality of participants. An input is received from each of the plurality of participants in which the input indicates a... **more**

Recommendations

Given (3)



Thomas Krafft
Head of Marketing

"Thomas is a true digital marketing expert, fluent in every online marketing tactic: SEM, SEO, CRO, display ads, messaging, affiliate marketing, and more. He's incredibly passionate and dedicated to his work, available virtually 24/7 to get things done. He's also a pleasure to work with and a capable manager. If you need a senior and knowledgable digital marketer, he's your guy.

April 16, 2015, Jared managed Thomas at CrowdMed



David Bates
CEO & Creative Director

"David and his Bokeh team are master videographers. We've hired them to make several marketing videos for CrowdMed, which require a high degree of captivating and emotional storytelling in a short amount of time. They scripted, filmed, and edited the videos, and the final results were quite impressive. David was also responsive, flexible, and easy to work with, so I'd... **more**

March 16, 2015, Jared was David's client



Patrick S. Chung
Partner

"Patrick led our $2.3m seed round for CrowdMed has been a pleasure to work with throughout the experience. He "got" our business concept right away, asked smart questions in the pitch meeting, and made an investment decision quickly -- all great traits in a VC. In the months since the actual investment, he's proven an involved and helpful investor, providing great... **more**

October 18, 2013, Jared was with another company when working with Patrick S. at New Enterprise Associates

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